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                                                                   EXHIBIT 10.24


                             NOMINATION AGREEMENT


      THIS NOMINATION AGREEMENT is made and entered into as of the 10th day of December, 1996, by and between MOMED HOLDING CO., a Missouri corporation ("MOMED"), and MAIC HOLDINGS, INC., a Delaware corporation ("MAIC").

      WHEREAS, MOMED and MAIC entered into the Agreement and Plan of Merger ("Merger Agreement") dated June 11, 1996 (the "Merger"), wherein MAIC has acquired MOMED.

      WHEREAS, in connection with the Merger, MAIC desires to assist MOMED in directly participating in the management of MAIC through the representation of one (1) MOMED representative on the Board of Directors of MAIC.

      WHEREAS, the Board of Directors of MAIC has determined that it is in the best interest of MAIC to include on the MAIC Board of Directors a qualified representative of MOMED ("MOMED Representative"), all on the terms and conditions set forth in this Nomination Agreement consistent with the Merger Agreement.



      NOW THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Nomination Agreement, the parties hereto agree as follows:

      1. Appointment of MOMED Representative to MAIC Board. Upon entering into the Merger Agreement, MAIC's Board of Directors shall appoint Dr. Richard
V. Bradley as the MOMED Representative on the MAIC Board of Directors until the next MAIC annual meeting where the MOMED Representative will be nominated for and elected to the MAIC Board of Directors in accordance with the terms of this Nomination Agreement.

      2. Nomination Covenants. During the term of this Nomination Agreement, the MOMED Board of Directors shall submit in writing, on or before January 1 of the year in which the MOMED Representative is to be elected to the MAIC Board of Directors, the name of the candidate (the "MOMED Candidate") to the MAIC Nominating Committee for election to the MAIC Board of Directors. The MOMED Candidate must be, or must have been, an active officer or member of the MOMED Board of Directors or other person reasonably acceptable to MAIC. Subject to the good faith exercise of its responsibilities to MAIC and its shareholders while giving due consideration to MAIC's relationship with MOMED and the intent of this Nomination Agreement, the MAIC Nominating Committee shall include the name of the MOMED Candidate so submitted as one of its nominees for election to the MAIC Board of Directors that year, and shall, in each such year, nominate only that number of candidates for election to the MAIC Board of Directors as shall equal the total number of Directors to be elected for such year. The MAIC Nominating Committee shall place no name in opposition to the MOMED Candidate.



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      3.   Board Recommendation and Certain Shareholders' Votes.  Subject to
the good faith exercise of its responsibilities to MAIC and its shareholders while giving due consideration to MAIC's relationship with MOMED and the intent of this Nomination Agreement, the MAIC Board of Directors shall recommend and support the election of the MOMED Candidate for election to the MAIC Board of Directors during the term of this Agreement. It is further agreed by the below listed shareholders of MAIC, that they will cote all of their respective MAIC shares for the election of the MOMED Candidate to the MAIC Board of Directors during the term of this Agreement:

      A. Derrill Crowe, M.D.
      Paul R. Butrus
      James J. Morello

      4. Proxy Materials. The name of the MOMED Candidate shall be included as a management nominee in the Proxy Statement circulated in advance of the annual meeting of the MAIC shareholders (the "Annual Meeting"). During the Term of this Nomination Agreement, all proxies relating to the election of MAIC Directors that are distributed to the MAIC shareholders in connection with each Annual Meeting shall contain a statement notifying the MAIC shareholders that if a proxy is returned without express directions from the shareholder to the contrary, MAIC management will vote the proxy "For" all named nominees in such manner as MAIC management shall determine. MAIC management shall vote such proxies in such manner as in the opinion of MAIC management will assure the election of the MOMED Candidate.

      5. Term. The term of this Nomination Agreement shall be for an initial period of five (5) years beginning on the closing of the Merger Agreement and shall be automatically renewed and extended for succeeding one (1) year terms unless wither MAIC or MOMED notifies the other, in writing, at least six (6) months prior to the end of the current term of this Nomination Agreement, that it terminates this Nomination Agreement at the end of the current term.

      6. Severability. Any provision of this Nomination Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any prohibition, unenforceability, or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability, or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      7. Entire Agreement. The Nomination Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussion, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

      8. Captions. The captions used herein are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Nomination Agreement.



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        9.  Waiver, Amendment or Modification.  The conditions of this

Nomination Agreement which may only be waived by duly authorized, written notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof (other than by written waiver) shall in no matter affect the right at a later time to enforce the same. This Nomination Agreement may not be amended or modified except by a written document duly executed by all of the parties hereto.

        10. Counterparts. This Nomination Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

        11. Successors and Assigns. This Nomination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

        12. Governing Law; Assignment. This Nomination Agreement shall be governed by the laws of the State of Missouri. This Nomination Agreement may not be assigned by any of the parties hereto.


        IN WITNESS WHEREOF, the parties hereto have duly executed this Nomination Agreement as of the date first written above.

                                        MOMED HOLDING CO.


                                        /s/ Richard V. Bradley
                                        -----------------------------------
                                        Richard V. Bradley, M.D., President
                                                and Chief Executive Officer

                                        MAIC HOLDINGS, INC.


                                        /s/ A. Derrill Crowe
                                        -----------------------------------
                                        A. Derrill Crowe, M.D., President
                                                and Chief Executive Officer


                                        /s/ A. Derrill Crowe
                                        -----------------------------------
                                        A. Derrill Crowe, M.D.


                                        /s/ Paul R. Butrus
                                        -----------------------------------
                                        Paul R. Butrus


                                        /s/ James J. Morello
                                        -----------------------------------
                                        James J. Morello


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